UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

October 12, 2010

MCCORMICK & SCHMICK’S SEAFOOD RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50845	20-1193199
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 NW Northrup Street, Suite 700, Portland, Oregon 97209

(Address of principal executive offices) (Zip Code)

(503) 226-3440

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 12, 2010, McCormick & Schmick’s Seafood Restaurants, Inc. (the “Company”) entered into a Foodservice Distribution Agreement (the “Agreement”) with Distribution Market Advantage, Inc. (“DMA”). The Agreement provides for inventory to be supplied to the Company through five distributors represented by DMA: Glazier Foods Company, Food Services of America, Inc., Gordon Food Service, Inc., Reinhart Foodservice, L.L.C., and Shamrock Foods Company. The Agreement requires the Company to purchase at least 80% of certain types of inventory and supplies from or through those DMA distributors.

The Agreement will be effective on January 31, 2011 and expire on January 31, 2014. The Agreement may be terminated by either party upon 120 days prior notice, or in the event of a material breach (after the elapse of a cure period), or may be terminated by DMA if the Company fails to make payment, DMA believes that the Company will not be able to meet its financial obligations, or upon 60 days prior notice if the Company objects to certain amendments proposed by DMA.

The Company intends to terminate its existing supply agreement with Sysco Corporation upon the expiration of the term of that agreement on January 31, 2011, at which time it will file a Current Report on Form 8-K relating to the termination of that agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2010

McCormick & Schmick’s Seafood Restaurants, Inc.

By:	/s/ Michelle M. Lantow
Michelle M. Lantow
Chief Financial Officer
(Principal Financial and Accounting Officer)

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